Exhibit 99.1

DATALINK REPORTS 2012 SECOND QUARTER AND SIX MONTH OPERATING RESULTS

Second Quarter and Six Month Revenues Up 34% and 36% Year-Over-Year, Respectively

EDEN PRAIRIE, Minn., July 26, 2012 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its second quarter and six months that ended June 30, 2012.  Revenues for the quarter ended June 30, 2012, increased 34% to $120.0 million compared to $89.5 million for the quarter ended June 30, 2011.  Revenues for the six months ended June 30, 2012, increased 36% to $239.1 million compared to $175.2 million for the six months ended June 30, 2011.

GAAP Results

On a GAAP basis, the company reported net earnings of $3.2 million or $0.18 per diluted share for the second quarter ended June 30, 2012.  This compares to net earnings of $2.7 million or $0.16 per diluted share in the second quarter of 2011. For the six months ended June 30, 2012, the company reported net earnings of $5.4 million or $0.31 per diluted share, compared to net earnings of $4.4 million, or $0.29 per diluted share, for the six months ended June 30, 2011.

Non-GAAP Results

Non-GAAP net earnings for the second quarter of 2012 were $4.0 million, or $0.23 per diluted share, compared to non-GAAP net earnings of $3.3 million, or $0.19 per diluted share, in the second quarter of 2011.  For the six months ended June 30, 2012, the company reported non-GAAP net earnings of $6.9 million, or $0.40 per diluted share, compared to non-GAAP net earnings of $5.5 million, or $0.36 per diluted share, for the six months ended June 30, 2011.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Datalink’s results for the first two quarters of 2012 include the additional 3.3 million common shares issued by the company in connection with the follow-on stock offering in March 2011 and the results of operations from the acquisition of Midwave Corporation, which was completed on October 3, 2011.

Highlights of the quarter and six months ended June 30, 2012, include:

•                  Record second quarter and first six month revenues and earnings.

•                  Continuing improvement in non-GAAP operating margin, reaching 5.6% in second quarter 2012 compared to 4.1% in the previous quarter.

•                  Record $42.7 million combined customer support and professional services revenues in second quarter 2012, up 29% from second quarter 2011 and 10% from first quarter 2012. Second quarter professional services revenues alone were up 17% from first quarter 2012 and 100% from the comparable quarter in 2011.

•                  Continued growth in customers who did over $1 million of business with the company from 15 in second quarter 2011 to 22 in second quarter 2012.

•                  A 31% second quarter increase in virtual data center (VDC) sales, with 24 VDC projects valued at $21.7 million in second quarter 2012 compared to 17 VDC projects valued at $16.6 million in first quarter 2012.

•                  Achievement of Flexpod Premium Partner status from Cisco and NetApp, becoming the first North American channel partner to achieve the new certification.

•                  Introduction of new managed monitoring and managed backup services, which are among the latest initiatives to increase margins by expanding the company’s services portfolio.

“We turned in a solid revenue and earnings performance in the first half of 2012, and our pipeline continues to grow because of rising demand for modern data center infrastructures.  At the same time, longer sales cycles that we began to see the last month of the quarter impacted our second quarter revenue.  Companies are scrutinizing large capital expenditures more carefully than in the past, and we expect that pattern to continue for the remainder of the year,” said Paul Lidsky, Datalink’s president and CEO. “We have taken that into account in our third-quarter guidance.”

Outlook

Based on the company’s current backlog, sales pipeline and lengthening sales cycles, the company projects revenues of $117 million to $122 million for the third quarter of 2012 compared to $90.2 million for the third quarter of 2011.  This represents an increase in expected revenues of between 30% and 35%. The company expects third quarter 2012 net earnings to be between $0.16 and $0.21 per diluted share on a GAAP basis, and net earnings of between $0.20 and $0.25 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.16 per diluted share and $0.21 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2011.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to the Midwave acquisition, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.04 per diluted share for the third quarter of 2012.

Conference Call and Webcast Today

Datalink will hold a conference call today at 4:00 p.m. Central Standard Time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (877) 277-9804. Participants will be asked to identify the Datalink conference call and provide the designated identification number (96687978). A live Webcast of the conference call can be viewed via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated results for the third quarter of 2012, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “should” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; the length of our sales cycle; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating our acquisition of Midwave, as well as possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.  We cannot assure that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts:

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Media & Alliances:

Suzanne Gallagher

SVP of Marketing

Phone: 720-566-5110

Email: sgallagher@datalink.com

Investor Relations:

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

website: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net sales:
Products	$77,294	$56,540	$157,534	$112,140
Services	42,748	32,941	81,596	63,035
Total net sales	120,042	89,481	239,130	175,175

Cost of sales:
Cost of products	59,805	42,967	122,389	85,193
Cost of services	32,204	24,835	61,382	47,548
Total cost of sales	92,009	67,802	183,771	132,741
Gross profit	28,033	21,679	55,359	42,434
Operating expenses:
Sales and marketing	12,220	9,404	24,777	18,561
General and administrative	4,628	3,695	9,352	7,524
Engineering	5,155	3,818	10,949	8,205
Integration and transaction costs	—	—	20	—
Amortization of intangibles	619	383	1,238	765
Total operating expenses	22,622	17,300	46,336	35,055
Earnings from operations	5,411	4,379	9,023	7,379
Interest income (expense), net	(2)	1	(12)	4
Earnings before income taxes	5,409	4,380	9,011	7,383
Income tax expense	2,190	1,683	3,631	2,938
Net earnings	$3,219	$2,697	$5,380	$4,445

Earnings per common share:
Basic	$0.19	$0.16	$0.32	$0.30
Diluted	$0.18	$0.16	$0.31	$0.29
Weighted average common shares outstanding:
Basic	17,053	16,357	17,012	15,006
Diluted	17,445	16,840	17,383	15,456

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$23,533	$18,947
Short term investments	596	3,486
Accounts receivable, net	85,980	102,289
Inventories	2,208	1,736
Current deferred customer support contract costs	70,575	62,901
Inventories shipped but not installed	5,333	9,779
Income tax receivable	1,276	405
Other current assets	647	1,169
Total current assets	190,148	200,712
Property and equipment, net	5,071	3,453
Goodwill	32,446	32,446
Finite life intangibles, net	7,797	9,035
Deferred customer support contract costs non-current	36,021	28,785
Deferred tax asset	3,159	3,159
Other assets	287	361
Total assets	$274,929	$277,951

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$37,522	$63,292
Accrued commissions	5,143	5,069
Accrued sales and use tax	1,217	2,574
Accrued expenses, other	5,082	5,209
Current deferred tax liability	7,459	7,459
Customer deposits	2,030	2,145
Current deferred revenue from customer support contracts	85,649	76,998
Other current liabilities	218	85
Total current liabilities	144,320	162,831
Deferred revenue from customer support contracts non-current	42,872	34,740
Other liabilities non-current	712	195
Total liabilities	187,904	197,766

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 18,064,234 and 17,899,171 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	18	18
Additional paid-in capital	67,673	66,213
Retained earnings	19,334	13,954
Total stockholders’ equity	87,025	80,185
Total liabilities and stockholders’ equity	$274,929	$277,951

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Earnings from operations on a GAAP basis	$5,411	$4,379	$9,023	$7,379
GAAP operating margin	4.5%	4.9%	3.8%	4.2%

Non-GAAP Adjustments:
Purchase accounting adjustment to Incentra deferred revenue and cost, net	8	33	20	69
Total gross margin adjustments	8	33	20	69

Stock based compensation expense included in sales and marketing	209	87	372	117
Stock based compensation expense included in general and administrative	421	312	708	608
Stock based compensation expense included in engineering	95	101	235	200
Integration and transaction costs	—	—	20	—
Amortization of intangible assets	619	383	1,238	765
Total operating expense adjustments	1,344	883	2,573	1,690

Non-GAAP earnings from operations	6,763	5,295	11,616	9,138
Non-GAAP operating margin	5.6%	5.9%	4.9%	5.2%

Interest income (expense), net	(2)	1	(12)	4
Income tax expense impact including Non-GAAP items	2,738	2,031	4,700	3,638

Non-GAAP net earnings	$4,023	$3,265	$6,904	$5,504

Non-GAAP net earnings per share - Basic	$0.24	$0.20	$0.41	$0.37
Non-GAAP net earnings per share - Diluted	$0.23	$0.19	$0.40	$0.36

Shares used in non-GAAP per share calculation - Basic	17,053	16,357	17,012	15,006
Shares used in non-GAAP per share calculation - Diluted	17,445	16,840	17,383	15,456

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2012	2011

Cash flows from operating activities:
Net earnings	$5,380	$4,445
Adjustments to reconcile net earnings to net cash provided by operating activities:
Benefit for bad debts	(4)	(4)
Depreciation	861	478
Amortization of finite lived intangibles	1,238	765
Stock based compensation expense	1,316	925
Changes in operating assets and liabilities:
Accounts receivable, net	16,313	7,828
Inventories	3,974	3,108
Deferred costs/revenues/customer deposits, net	1,758	1,709
Accounts payable	(25,770)	(12,592)
Accrued expenses	(1,410)	(955)
Income tax payable (receivable)	(871)	999
Other	1,246	(133)
Net cash provided by operating activities	4,031	6,573

Cash flows from investing activities:
Purchase of investments	—	(9,978)
Maturities of investments	596	249
Sale of investments	2,294	—
Purchases of property and equipment	(2,479)	(610)
Net cash provided by (used in) investing activities	411	(10,339)

Cash flows from financing activities:
Proceeds from stock offering	—	17,453
Excess tax from stock compensation	553	113
Proceeds from issuance of common stock from option exercise	321	494
Tax withholding payments reimbursed by restricted stock	(730)	—
Net cash provided by financing activities	144	18,060

Increase in cash and cash equivalents	4,586	14,294
Cash and cash equivalents, beginning of period	18,947	8,988
Cash and cash equivalents, end of period	$23,533	$23,282

Supplemental cash flow information:
Cash paid for income taxes	$3,949	$1,942
Cash received for income tax refunds	$—	$117